UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	74-1790172 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

281-776-7000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 7, 2015, The Men’s Wearhouse, Inc. (the “Company”), as borrower, and certain of the Company’s subsidiaries, as guarantors, entered into the Incremental Facility Agreement No. 1 (the “First Incremental Facility Agreement”) to that certain Credit Agreement, dated as of June 18, 2014, with JPMorgan Chase Bank, N.A., as Administrative Agent, and certain lenders party thereto (as amended by that certain Amendment dated as of June 26, 2014, the “Existing Credit Agreement”) to incur an aggregate principal amount of $400 million in Tranche B-1 Term Loans (the “Tranche B-1Term Loans”). The net proceeds of the Tranche B-1 Term Loans were used to refinance a portion of the term loans under the Existing Credit Agreement.  As a result, the incurrence of the Tranche B-1 Term Loans did not impact the total amount borrowed under the Existing Credit Agreement. The Tranche B-1 Term Loans mature on June 18, 2021, the same date as the loans under the Existing Credit Agreement.

The Tranche B-1 Term Loans are subject to a fixed interest rate equal to 5.0% per annum.

The Company’s obligations under the Tranche B-1 Term Loans are secured by the same collateral and subject to the same guarantees as the loans under the Existing Credit Agreement.

No changes have been made to any restrictive covenants or events of default contained in the Existing Credit Agreement, but certain changes regarding the mechanics and implementation of the Tranche B-1 Term Loans were pre-agreed with the lenders of the Tranche B-1 Term Loans.

The foregoing description of the First Incremental Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the First Incremental Facility Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)         Exhibits

10.1	Incremental Facility Agreement No. 1, dated as of April 7, 2015, among The Men’s Wearhouse, Inc., the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEN’S WEARHOUSE, INC.

Date: April 8, 2015	By:	/s/ Brian T. Vaclavik
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit	Description

10.1	Incremental Facility Agreement No. 1, dated as of April 7, 2015, among The Men’s Wearhouse, Inc., the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A.